UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

As of 5:00 p.m. Eastern Time on Friday, January 11, 2019, the rights offering (the “Rights Offering”) of Inpixon (the “Company”) expired and, as such, the rights have expired. Participants are expected to be reduced pro-rata to the total offering size, which was increased from 10,000 units to 12,000 units. The Company is expected to receive gross proceeds of approximately $12 million. The Company expects that the closing of the Rights Offering will occur on or about January 15, 2019, subject to the satisfaction or waiver of all conditions to closing.

The Rights Offering was conducted pursuant to the Company’s effective registration statement on Form S-3, as amended (Registration Statement No. 333-223960), previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), and a prospectus and prospectus supplements filed with the SEC. Pursuant to the Rights Offering, the Company has agreed to sell an aggregate of 12,000 units consisting of an aggregate of 12,000 shares of Series 5 Convertible Preferred Stock and 3,600,000 warrants to purchase common stock exercisable for one share of common stock at an exercise price of $3.33 per share in accordance with the terms and conditions of a warrant agency agreement (the “Warrant Agency Agreement”), resulting in gross proceeds to the Company of approximately $12 million, and net proceeds of approximately $10.77 million after deducting expenses relating to dealer-manager fees and expenses, and excluding any proceeds received upon exercise of any warrants.

On January 14, 2019, the Company entered into an amendment (the “Amendment”) to that certain Dealer-Manager Agreement, dated December 7, 2018 (the “Dealer-Manager Agreement”), by and between the Company and Maxim Group LLC, as dealer-manager (the “Dealer-Manager”), in connection with the Company’s rights offering (the “Offering”), pursuant to which the Dealer-Manager Agreement was amended to reflect, among other things, (i) the increase to the offering amount from 10,000 units to 12,000 units, (ii) the previously announced repricing terms and (iii) the extension of the Offering to January 11, 2019.

The Amendment and the final forms of the Warrant and the Warrant Agency Agreement are attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively. The foregoing descriptions of such documents are not complete and are qualified in their entirety by reference to such exhibits.

The legal opinion and consent of Mitchell Silberberg & Knupp LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 14, 2019, the Company filed with the Secretary of State of the State of Nevada the Certificate of Designation that created the Series 5 Convertible Preferred Stock, authorized 12,000 shares of Series 5 Convertible Preferred Stock and designated the preferences, rights and limitations of the Series 5 Convertible Preferred Stock. The Series 5 Convertible Preferred Stock is non-voting (except to the extent required by law). The Series 5 Convertible Preferred Stock is convertible into the number of shares of Common Stock, determined by dividing the aggregate stated value of the Series 5 Convertible Preferred Stock of $1,000 per share to be converted by $3.33. The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Amendment to Dealer-Manager Agreement, dated January 14, 2019, between Maxim Group LLC and Inpixon

3.1	Certificate of Designation of Series 5 Convertible Preferred Stock, dated as of January 14, 2019

4.1	Final Form of Warrant

4.2	Final Form of Warrant Agency Agreement

5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP

23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: January 15, 2019	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Amendment to Dealer-Manager Agreement, dated January 14, 2019, between Maxim Group LLC and Inpixon

3.1*	Certificate of Designation of Series 5 Convertible Preferred Stock, dated as of January 14, 2019

4.1*	Final Form of Warrant

4.2*	Final Form of Warrant Agency Agreement

5.1*	Legal Opinion of Mitchell Silberberg & Knupp LLP

23.1*	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)

*	Filed herewith.

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